Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2021, relating to the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2020 and 2019, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
August 20, 2021